Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Autolus Therapeutics plc of the following plans:

•	2025 Employee Share Purchase Plan

•	2025 Inducement Plan

•	2018 Equity Incentive Plan

of our report dated March 20, 2025, with respect to the consolidated financial statements of Autolus Therapeutics plc included in its Annual Report (Form 10-K) for the year ended December 31, 2024, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Reading, United Kingdom

November 18, 2025